File Nos. 33-38766 & 811-6239

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec.240.14a-12

                             TAX-FREE FUND FOR UTAH
               (Exact Name of Registrant as Specified in Charter)

                         380 Madison Avenue, Suite 2300
                            New York, New York 10017
                    (Address of Principal Executive Offices)

                                 (212) 697-6666
                         (Registrant's Telephone Number)

               Payment of Filing Fee (Check the appropriate box):

[X] No fee required

TAX-FREE FUND FOR UTAH



380  Madison  Avenue,  Suite  2300 o
New  York,  NY 10017 o (212)  697-6666  o
FAX (212)  687-5373  o
E-Mail:  info@aquilafunds.com  o

www.aquilafunds.com
-------------------




                                                               May, 2008

     Dear Shareholder:

     Management of Aquila Management Corporation (AMC), the parent of the Manager of Tax-Free Fund For Utah, continually takes steps to ensure the Fund's smooth operation.

     In line with this endeavor, Proposal No. 1 for the Special Meeting in the enclosed joint proxy statement is designed to facilitate an orderly transfer of the ownership of AMC. It seeks shareholder cooperation with a planned change of control of AMC and the Manager, primarily from one generation to another.

     It is important to note that while this change of control provides for certain ownership changes in AMC, it will not change the day-to-day operation with respect to Tax-Free Fund For Utah. At present, AMC is well-staffed with highly competent individuals monitoring all aspects of the management of the Fund. The services provided to the Fund, the investment approach, and Aquila's management fees will remain unchanged.

     In short, this is basically a housekeeping issue on the part of Aquila which has no real bearing on the day-to-day operation of Tax-Free Fund For Utah. The reverse side of this letter will provide you with more details.

     We value you as a shareholder and hope that you will vote in favor of these proposals. We believe this change will strengthen the Manager for the future. Please take the time to vote today and avoid the unnecessary cost of resolicitation.

                                   Sincerely,


Lacy B. Herrmann                               Diana P. Herrmann
Chairman                                       Trustee and President
Aquila Investment Management LLC               Aquila Group of Funds


What is Proposal No. 1 for the Special Meeting all about?
The purpose of Proposal No. 1 for the Special Meeting is to act upon a new Advisory and Administration Agreement. It is intended to facilitate an orderly change in ownership of Aquila Management Corporation ("AMC"), the parent of Aquila Investment Management LLC, the Manager of Tax-Free Fund For Utah.

Why is there a need for a new agreement?
Under the Investment Company Act of 1940, an advisory agreement of a mutual fund must provide for its automatic termination in the event of an assignment. An assignment may be deemed to have occurred when a controlling block (more than 25%) of the investment adviser's securities is transferred, resulting in a change of control of the investment adviser.

Under the current ownership arrangements of AMC, an assignment could be deemed to occur upon the death of one of its present owners, thus terminating the Advisory and Administration Agreement. We have, therefore, determined that it would be best to initiate a "planned" change of control at this time, rather than having to face a possible change of control, requiring shareholder approval of a new advisory agreement, at some unknown time in the future.

How will the new Advisory and Administration agreement affect my investment? The new agreement will not make any changes to the Fund's strategy, operations, or the way you buy/sell shares. Rather, it will provide stability in the management and avoid a potential unplanned disruption. It is basically a housekeeping issue on the part of Aquila. The staff providing the day-to-day operations for the Manager will remain unchanged, although the ownership of Aquila will be slightly modified.

What is the role of the Manager?
Aquila, in conjunction with the Fund's various support organizations, conducts the day-to-day activities of Tax-Free Fund For Utah. These activities are overseen by the Board of Trustees. However, the real decision-making power with the significant matters of any mutual fund rests with you, as a shareholder, through your proxy vote.

Why should I approve this proposal?
We believe this proposal is in the long-term best interest of the Fund. Your Trustees, assisted by advice from the Fund's independent counsel, unanimously approved the agreement after reviewing the transaction, as well as the job performed by the Manager.

Why do I need to vote?
Your vote, through your proxy, is your way to participate in the affairs of Tax-Free Fund For Utah. Additionally, the Fund is required to receive a certain percentage of shareholder voting participation and approval in order to have a proposal passed. In the event the necessary percentage is not gained in the initial solicitation, the Fund then must either resolicit shareholders who have not returned a proxy in order to procure the necessary votes or abandon the proposal. Any additional added mailing expense could be avoided altogether if all shareholders would take the time, when they originally receive their proxy statement, to read it and then take just the few moments necessary to send in their proxy votes.

How can I vote?
You may vote your shares by mail, internet or telephone by following the instructions on page 1 of the enclosed proxy notice for the Special Meeting.

How can I get answers to other questions I may have? As always, you may call the Office of the Fund at 1-800-437-1020.

                              AQUILA GROUP OF FUNDS
                             Tax-Free Fund For Utah


                                 Important Proxy
                                      News

                  PLEASE SUBMIT YOUR VOTING INSTRUCTIONS TODAY!

Dear Shareholder:

Recently, we distributed proxy materials regarding the Annual and Special Meetings of Shareholders scheduled for June 25, 2008 at 10:00 a.m. and 11:00 a.m. Mountain Daylight Time respectively. To date, our records indicate that we have not received your voting instructions.

After careful consideration, the Board of Trustees recommends that shareholders vote "FOR" all proposals at both meetings. Your vote is important no matter how many shares you own. We urge you to act promptly in order to allow us to obtain a sufficient number of votes and avoid the cost of additional solicitation.

If you should have any questions regarding the proposals, or require duplicate proxy materials, please contact Computershare Fund Services at 1-877-225-6920. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern time.


For your convenience, please utilize any of the following methods to submit your voting instructions:

1. By Internet.

Follow the simple instructions on your voting instruction form.

2. By Touch-Tone Phone.

Dial the toll-free number found on your proxy card and follow the simple instructions.

3. By Mail.

Simply execute and return the enclosed proxy card in the envelope provided. However, please try to utilize one of the they may be received in time for the meeting.

If you have already submitted voting instructions by utilizing one of these methods, then you do not need to take any action.


        WE NEED YOUR HELP. PLEASE SUBMIT YOUR VOTING INSTRUCTIONS TODAY!

OPENING FOR ALL SCENARIOS:

If Shareholder is an Individual:

Hello, my name is_________, and I'm calling on behalf of [Aquila Fund Name]. May I please speak with __________? Briefly, I wanted to be sure you received a proxy statement and proxy cards for the special and annual meetings of shareholders to be held on ____________. Has that arrived? For confirmation purposes, may I please have your city, state, and zip code? Thank you.

If Shareholder is a Corporation or other entity:
Hello, my name is_________, and I'm calling on behalf of [Aquila Fund Name]. May I please speak with __________? Briefly, I want to be sure you received a proxy statement and proxy cards for the special and annual meetings of shareholders to be held on ____________. Has that arrived? For confirmation purposes, may I please have your full name and title? Are you authorized to vote this account?

SCENARIO 1:
If Shareholder says that they HAVE NOT received the proxy statement and proxy cards:
Step 1:

I would like to mail you another set of proxy materials. Do you still live at (address)? You should receive your materials within 7 to 10 business days.

Step 2:
I would like to leave you with our toll free number. If you have any questions or would like to vote over the phone, please call CFS toll free. When calling, please refer to record #_____. Our hours of operation are from 9:00 am to 11:00 pm Eastern Time, Monday through Friday, and 12pm to 6pm on Saturday. Thank you for your time! Have a nice day/evening!

                           After Shareholder Response:
                           Thank you for your time.  Have a nice day/evening!

SCENARIO 2:
If Solicitor reaches Answering Machine:
This message is to remind you that a special and annual meeting of shareholders of the [Aquila Fund Name] are scheduled for ____________. To quickly vote your shares over the telephone, simply call ______. When calling, please refer to record # ___. Representatives are available until 11:00 p.m. Eastern time Monday through Friday, and 12pm to 6pm on Saturday and will be happy to assist. Your vote is important! Thank you.

SCENARIO 3:
Step 1:
A. If Shareholder says that they HAVE received the proxy statement and proxy cards: Have you had a chance to return your proxy cards yet?

Step 2:
B. If Shareholder says that they HAVE returned the proxy cards:
For whatever reason, those votes have not yet registered. To ensure that your votes are registered for the upcoming meetings, I can quickly assist you with that over the phone today.

Step 3:
C. If Shareholder says that they DO NOT want to place a vote over the phone:
Mr./Ms.___, your vote is important to the fund(s). It will only take a moment of your time to ensure that your votes are registered. The Board recommends a vote in favor of the proposals. Would you like to register a vote along with the recommendations of your Board?
(If "yes"-follow step 4E.  If "no"-follow step 4F)

D. If Shareholder says that they DO want to place a vote over the phone:
The Board recommends a vote in favor of the proposals. Would you like to register a vote along with the recommendations of your Board?

Step 4:
E. If Shareholder DOES want to vote with the Board:
I am recording your __vote and will send you a printed confirmation to (address). Please review your confirmation when you receive it and call CFS toll free immediately if your voting instructions are not correctly reflected in the confirmation. For confirmation purposes, may I have the city, state and zip code that we'll be mailing your confirmation to?

         E(1.) If the account has duplicates:
         Mr./Ms___, you own additional investments in (list all fund names). Have you received the proxy statements and proxy cards for these accounts? If YES-ask if shareholder would like to vote the accounts. If NO- CONFIRM ADDRESS AND REMAIL PROXY MATERIALS.

         E(2.) After Shareholder Response:
         Thank you for your time and your vote. Please note that you will be receiving additional proxy materials regarding other proposed matters in the future and we would appreciate your vote at that time as well. Have a nice day/evening!

F. If Shareholder DOES NOT want to vote with the Board: Would you like to review the proposals and vote on the items?

         F(1.) If Shareholder DECLINES to vote:
         Thank you for your time. We will look forward to receiving your vote. Have a nice day/evening!

         F(2.) If Shareholder AGREES to vote:
         READ proposals directly from the proxy statement(s) AND ANSWER ANY QUESTIONS. The Board recommends a vote in favor of the proposals. How would you like to register your vote?

                  F(2.)A. If Shareholder DECLINES to Vote:
                  Thank you for your time. We will look forward to receiving your vote. Have a nice day/evening! F(2.)B. If Shareholder AGREES to Vote:
                  I am recording your __vote. I will forward it to the fund and will send you a printed confirmation to (address). Please review your confirmation when you receive it and call CFS toll free immediately if your voting instructions are not correctly reflected in the confirmation. For confirmation purposes, may I have the city, state and zip code that we'll be mailing your confirmation to?

                           If the account has duplicates:
                           Mr./Ms___, you own additional investments in (list all fund names). Have you received the proxy statements and proxy cards for these accounts? If YES-ask if shareholder would like to vote the accounts.
                           If NO- CONFIRM ADDRESS AND REMAIL PROXY MATERIALS.

                           After Shareholder Response:
                           Please note that you will be receiving additional proxy materials regarding other proposed matters in the future and we would appreciate your vote at that time as well. Have a nice day/evening!
SCENARIO 4:
Step 1:
A. If Shareholder says that they HAVE received the proxy statement and proxy cards: Have you had a chance to return your proxy cards?

Step 2:
B. If Shareholder says that they HAVE NOT yet returned the proxy cards:
To ensure your vote is registered for the upcoming meeting I can quickly assist you with that over the phone today.


Step 3:
C. If Shareholder says that they DO NOT want to place a vote over the phone:
Mr./Ms.___, your vote is important to the fund. It will only take a moment of your time to ensure that your vote is registered. The Board recommends a vote in favor of the proposals. Would you like to register a vote along with the recommendations of your Board?
(If "yes"-follow step 4E.  If "no"-follow step 4F)

D. If Shareholder says that they DO want to place a vote over the phone:
The Board recommends a vote in favor of the proposals. Would you like to register a vote along with the recommendations of your Board?

Step 4:
E. If Shareholder DOES want to vote with the Board:
I am recording your __vote and will send you a printed confirmation to (address). Please review your confirmation when you receive it and call CFS toll free immediately if your voting instructions are not correctly reflected in the confirmation. For confirmation purposes, may I have the city, state and zip code that we'll be mailing your confirmation to?

         E(1.) If the account has duplicates:
         Mr./Ms___, you own additional investments in (list all fund names). Have you received the proxy statements and proxy cards for these accounts? If YES-ask if shareholder would like to vote the accounts. If NO- CONFIRM ADDRESS AND REMAIL PROXY MATERIALS.

         E(2.) After Shareholder Response:
         Thank you for your time and your vote. Please note that you will be receiving additional proxy materials regarding other proposed matters in the future and we would appreciate your vote at that time as well. Have a nice day/evening!

F. If Shareholder DOES NOT want to vote with the Board: Would you like to review the proposals and vote on the items?

         F(1.) If Shareholder DECLINES to vote:
          I would like to leave you with our toll free number. If you have any questions or would like to vote over the phone, please call CFS toll free. When calling, please refer to record #_____. Our hours of operation are from 9:00 am to 11:00 pm Eastern Time Monday through Friday, and 12pm to 6pm on Saturday. Thank you for your time! Have a nice day/evening!

         F(2.) If Shareholder AGREES to vote:
         READ proposal directly from the proxy statement AND ANSWER ANY
         QUESTIONS

               The Board recommends a vote in favor of the proposals. How would you like to register your vote? F(2.)A. If Shareholder DECLINES to Vote:

                   I would like to leave you with our toll free number. If you have any questions or would like to vote over the phone, please call CFS toll free When calling, please refer to record #_____. Our hours of operation are from 9:00 am to 11:00 pm Eastern Time Monday through Friday, and 12pm to 6pm on Saturday. Thank you for your time! Have a nice day/evening!

                  F(2.)B. If Shareholder AGREES to Vote:
                  I am recording your __vote. I will forward it to the fund and will send you a printed confirmation to (address). Please review your confirmation when you receive it and call CFS toll freeimmediately if your voting instructions are not correctly reflected in the confirmation. For confirmation purposes, may I have the city, state and zip code that we'll be mailing your confirmation to?

                           If the account has duplicates:
                           Mr./Ms___, you own additional investments in (list all fund names). Have you received the proxy statements and proxy cards for these accounts? If YES-ask if shareholder would like to vote the accounts.
                           If NO- CONFIRM ADDRESS AND REMAIL PROXY MATERIALS.

                           After Shareholder Response:
                           Thank you for your time and your vote. Please note that you will be receiving additional proxy materials regarding other proposed matters in the future and we would appreciate your vote at that time as well. Have a nice day/evening!